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                                 EXECUTION COPY




                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT


                             DATED AS OF MAY 2, 1995


                                  BY AND AMONG



                            AMERICHOICE CORPORATION,
                                THE NEW INVESTORS
                                       AND
                        EACH OF THE EXISTING STOCKHOLDERS



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                                TABLE OF CONTENTS

SECTION 1.  Definitions........................................................2

SECTION 2.  Restrictions on Transfer...........................................9
(a)        General Restricted Transfers.......................................10
(b)        Restrictive Legends................................................10
(c)        Notice of Proposed Transfer........................................10
(d)        Non-Applicability of Restrictions on Transfer......................11
(e)        Prohibited Transfers...............................................11
(f)        Termination of Restrictions........................................11

SECTION 3.  Right of First Refusal............................................11
(a)        Offer of Stock.....................................................11
(b)        Terms of Offer.....................................................12
(c)        Purchase by Company................................................12
(d)        Purchase by Stockholders...........................................12
(e)        Closing............................................................13
(f)        Rejection of Right of First Refusal................................13
(g)        Continued Effect of Restrictions...................................13

SECTION 4.  Change of Control.................................................14
(a)        Purchase of Stock..................................................14
(b)        Adjustment to Fair Market Value....................................14

SECTION 5.  Take-Along Rights.................................................15
(a)        Right to Sell......................................................15
(b)        Take-Along Notice..................................................15
(c)        Closing............................................................15
(d)        Waiver of Take-Along Right.........................................15

SECTION 6.  Registration Rights...............................................16
(a)        Required Registrations.............................................16
(b)        Incidental Registration............................................18
(c)        Registration Procedures............................................18
(d)        Expenses...........................................................20
(e)        Indemnification....................................................21
(f)        Participation in Underwritten Registrations........................24
(g)        Marketing Restrictions.............................................24
(h)        Sale of Preferred Stock to Underwriter.............................27
(i)        Grant of Subsequent Registration Rights............................27
(j)        Transfer of Registration Rights....................................27

SECTION 7.  Voting Agreement..................................................28
(a)        The Voting Agreement...............................................28
(b)        Board of Directors Designees.......................................28
(i)        CLE Designees......................................................28

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(ii)       Lomax Designees....................................................28
(iii)      New Investor Designee..............................................28
(iv)       Duggin Designee....................................................29
(v)        Rios Designee......................................................29
(vi)       Sweely Designee....................................................29
(c)        Best Efforts to Elect Board of Directors Designees.................29
(d)        Removal of Designees...............................................30
(e)        Board of Directors Vacancies.......................................30
(f)        Committee Designees................................................30
(i)        Audit Committee....................................................30
(ii)       Compensation Committee.............................................30
(iii)      Executive Committee................................................31
(g)        Best Efforts to Appoint Committee Designees........................31
(h)        Management Company Designees.......................................31

SECTION 8. Covenants of the Company...........................................32
(a)        Corporate Existence and Licenses...................................32
(b)        Independent Public Accountants.....................................32
(c)        Payment of Taxes; Maintenance of Properties........................32
(d)        Insurance..........................................................33
(e)        Payment of Indebtedness, etc.......................................34
(f)        Financial Statements and Information...............................34
(i)        Annual Budget......................................................34
(ii)       Monthly Financial Statements and Reports...........................35
(iii)      Quarterly Financial Statements and Reports.........................35
(iv)       Annual Financial Statements and Reports............................35
(v)        Reports of Auditors................................................35
(vi)       Additional Information.............................................35
(vii)      Certificate of Independent Public Accountants......................36
(g)        Discussion and Inspection Rights...................................36
(h)        Tax Treatment of Dividends.........................................36
(i)        Notice of Claimed Default or Deficiency............................37
(j)        Attendance at Board of Directors Meetings..........................38
(k)        Blue Sky...........................................................38
(l)        Compliance with Laws...............................................38
(m)        Filing of Commission Reports; Rule 144 Requirements................38
(n)        Transactions with Affiliates.......................................39
(o)        Subsidiaries.......................................................39
(p)        Expenditures.......................................................39
(q)        Maintenance of Contracts...........................................39
(r)        Disposal of Assets.................................................39

SECTION 9.  Options...........................................................40

SECTION 10.  Amendment and Termination........................................41

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SECTION 11.  Indemnification; Contribution....................................42

SECTION 12.  Miscellaneous Provisions.........................................43
(a)        Binding Effect.....................................................43
(b)        Additional Shares..................................................44
(c)        Notices............................................................44
(d)        Governing Law......................................................45
(e)        Entire Agreement...................................................45
(f)        Headings...........................................................45
(g)        Severability.......................................................46
(h)        Execution of Counterparts..........................................46
(i)        Waiver.............................................................46

                             AMENDED AND RESTATED
                           STOCKHOLDERS' AGREEMENT

         THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT ("AGREEMENT") is made and entered into this 2nd day of May, 1995 by and among AMERICHOICE CORPORATION, a Delaware corporation (the "COMPANY"), CLE, Inc., a Nevada corporation ("CLE"), ANTHONY WELTERS and BEATRICE WELTERS, as tenants in common ("WELTERS"), AW FAMILY LIMITED PARTNERSHIP, EDGAR RIOS AS TRUSTEE FOR BRYANT A. WELTERS, EDGAR RIOS AS TRUSTEE FOR ANDREW V. WELTERS, EDGAR RIOS AS TRUSTEE FOR TIFFANY DUGGIN, EDGAR RIOS AS TRUSTEE FOR JULIAN V. DUGGIN, EDGAR RIOS ("RIOS"), EGR FAMILY LIMITED PARTNERSHIP, JESS E. SWEELY ("SWEELY"), SWEELY HOLDINGS, L.L.C., ANDRE DUGGIN, ("DUGGIN"), WALTER P. LOMAX, JR. ("LOMAX"), for himself and as Guardian for Bennett Lomax, WALTER THOMAS LOMAX, CHARLES LOMAX, LAURA GAINES, SARA LOMAX REESE, MARY CLAIRE LOMAX, MELLON BANK, N.A., TRUSTEE FOR FIRST PLAZA GROUP TRUST ("FIRST PLAZA"), and ADVENT VI L.P., ADVENT VII L.P., ADVENT ATLANTIC AND PACIFIC II L.P., CHESTNUT CAPITAL INTERNATIONAL III LIMITED PARTNERSHIP, ADVENT NEW YORK L.P., ADVENT INDUSTRIAL II L.P. and TA VENTURE INVESTORS LIMITED PARTNERSHIP (collectively, "TA INVESTORS" and together with First Plaza, the "NEW INVESTORS").


                             W I T N E S S E T H:


         WHEREAS, on December 30, 1994, the Existing Stockholders and the Company entered into the Existing Stockholders' Agreement, to provide for the disposition of the shares of Stock and to make certain other arrangements with respect to the Company; and

         WHEREAS, pursuant to that certain Stock Purchase Agreement, dated the date hereof, by and among the parties hereto (the "STOCK PURCHASE AGREEMENT"), the New Investors have agreed to purchase, and the Company and the Existing Stockholders have agreed to sell, an aggregate of 15,484 shares of Series A Common Stock; and

         WHEREAS, the Stockholders and the Company consider it in their mutual and beneficial interests to amend the Stockholders' Agreement and provide the New Investors certain rights regarding the shares of Common Stock acquired in the Stock Purchase Agreement and to provide certain other arrangements with respect to the New Investors' relationship with the Company and the Existing Stockholders; and

         WHEREAS, the Existing Stockholders, the Company and the New Investors have agreed to amend and restate the agreements contained in the Existing Stockholders'

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                                                                              2

Agreement on the terms provided herein and to make certain other agreements with respect to the Company.

                              A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, it is mutually agreed by and among the Stockholders and the Company as follows:


SECTION 1.  DEFINITIONS

         Unless otherwise expressly provided, the following terms, when used in this Agreement, shall be defined as follows:

         (a) An "AFFILIATE" of, or Person "AFFILIATED" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, it being deemed for purposes of this definition of Affiliate as used in this Agreement that all of the New Investors are Affiliates of one another.

         (b) The term "ANNUAL BUDGET" shall mean an annual operating plan summary and corresponding budget for the Company, which shall be approved by the Board of Directors and subject to revision or updating by the Board of Directors.

         (c) The term "AUDIT COMMITTEE" shall mean the Audit Committee of the Board of Directors. The Audit Committee is empowered to (i) recommend independent auditors, (ii) review with the independent auditors the scope and results of the audit engagement, (iii) monitor the Company's financial policies, activities of the Company's internal audit department and control procedures and
(iv) review and monitor the provision of non-audit services by the Company's auditors.

         (d) The term "AVAILABLE INCOME" shall mean the net income (after the deduction of operating expenses, interest, applicable taxes and all other expenses, including extraordinary expenses) of the Company for such fiscal year determined in accordance with generally accepted accounting principles, consistently applied, less the dividends paid or payable (including dividends in arrears) with respect to the shares of the Company's Preferred Stock outstanding at the end of such fiscal year.

         (e) The term "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         (f) The term "BY-LAWS" shall mean the By-laws of the Company as amended or restated from time to time.

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                                                                              3

         (g) The term "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company as amended or restated from time to time.

         (h) The term "CHANGE-IN-CONTROL TRANSACTION" shall mean any transaction or series of related transactions occurring after the Effective Date, whether involving the Company or the holders of any class or series of its Stock, resulting in any Person together with its Affiliates, or group of Persons together with their Affiliates acting in concert, who were not as of the date hereof the holder or holders of Voting Stock acquiring the power, or record ownership of sufficient shares of Voting Stock, to cast more than a majority of the votes which may be cast for the election of members of the Board of Directors. For the purpose of this definition, Voting Stock shall include instruments or Securities issued in such transaction which are convertible into or exchangeable or exercisable for Voting Stock as being so converted, exchanged or exercised upon issuance, regardless of the terms thereof.

         (i) The term "CLE" shall have the meaning provided in the Recitals to this Agreement.

         (j)      The term "CLE DESIGNEES" shall have the meaning provided in
Section 7(b).

         (k) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (l) The term "COMMON STOCK" shall mean all the shares of each series of common stock, $.01 par value, of the Company issued and outstanding at any time during the term of this Agreement, and, insofar as it applies to a Stockholder, shall also include the community interest in such stock, if any, of the Stockholder's Spouse.

         (m) The term "COMPANY" shall have the meaning provided in the Recitals to this Agreement.

         (n) The term "COMPANY PURCHASE PERIOD" shall have the meaning provided in Section 3(c).

         (o) The term "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board of Directors. The Compensation Committee is empowered to recommend to the Board of Directors compensation for the officers and executives (including salary and other benefits) of the Company.

         (p) The term "CONTRACTS" shall mean all instruments, contracts, agreements, arrangements and understandings which are necessary for the operation of the business of the Company.

         (q) The term "CONTROLLING PERSON" shall have the meaning provided in Section 11(a).


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                                                                              4


         (r) The term "CONVERSION STOCK" shall mean shares of common stock of the Company into which Preferred Stock held by a Stockholder is convertible.

         (s) The term "CONVERTIBLE SECURITIES" shall mean evidences of Indebtedness, shares of Stock or other Securities which are or may at any time be convertible into, or exchangeable for, additional shares of Common Stock or other Securities which are convertible into or exchangeable for additional shares of Common Stock. The term "Convertible Security" shall mean one of the Convertible Securities.

         (t) The term "CURRENT ENROLLEES" shall mean the then current number of enrollees in the prepaid healthcare service plans operated by the Company's Subsidiaries determined by reference to the Company's most recent operating reports to regulatory authorities.

         (u) The term "DISPOSITION" shall mean any sale, assignment, gift, transfer, pledge, mortgage or other encumbrance, or any other disposition of shares of Common Stock whatsoever, whether voluntary or involuntary.

         (v) The term "DUFF & PHELPS" shall mean Duff & Phelps Financial Consulting Co., or any successor entity which performs corporate valuation services.

         (w) The term "DUGGIN" shall have the meaning provided in the Recitals to this Agreement.

         (x) The term "DUGGIN DESIGNEE" shall have the meaning provided in Section 7(b)(iv).

         (y) The term "EFFECTIVE DATE" shall mean the date of execution of this Agreement.

         (z) The term "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

         (aa) The term "EXECUTIVE COMMITTEE" shall mean the Executive Committee of the Board of Directors. The Executive Committee has and may exercise all the authority of the Board of Directors as permitted by law.

         (ab) The term "EXISTING STOCKHOLDERS'" shall mean CLE, Welters, Rios, Sweely, Duggin, Lomax, Beatrice Welters, the AW Family Limited Partnership, Edgar Rios as Trustee for Bryant A. Welters, Edgar Rios as Trustee for Andrew V. Welters, the EGR Family Limited Partnership, Sweely Holdings, L.L.C., Walter Thomas Lomax, Charles Lomax, Laura Gaines and Sara Lomax Reese.

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                                                                              5


         (ac) The term "EXISTING STOCKHOLDERS' AGREEMENT" shall mean the Stockholders' Agreement, dated December 30, 1994, by and among the Existing Stockholders and the Company.

         (ad) The term "FAIR MARKET VALUE" shall mean the purchase price per share equal to the quotient obtained by dividing the Formula Price by the number of shares of Fully-Diluted Common Stock then existing.

         (ae) The term "FAMILY DONEE" with respect to a Stockholder shall mean:

                  (i) any parent, child, descendant, or sibling of the Stockholder, the spouse of any of the foregoing, or the Stockholder's Spouse;

                  (ii) any trust established by the Stockholder, or any trustee, custodian, fiduciary, or foundation which will hold the shares of Common Stock for charitable purposes or for the benefit of the Stockholder or any of the Persons included within the definition of Family Donee; and

                  (iii) any committees, guardians, or other legal representatives of the Stockholders (whether alive or deceased) or of any of the Persons included within the definition of Family Donee.

         (af) The term "FIRST PLAZA" shall have the meaning provided in the Recitals hereto.

         (ag) The term "FORMULA PRICE" shall mean the Per Enrollee Value multiplied by the number of Current Enrollees, subject to adjustment as provided in Section 4(b) hereof.

         (ah) The term "FULLY-DILUTED COMMON STOCK" shall mean, as of any date of determination, all of the then issued and outstanding shares of Common Stock assuming the exercise of all issued and outstanding options exercisable for Common Stock, and the conversion into shares of Common Stock of all outstanding Convertible Securities; provided, however, that the number of shares of Fully-Diluted Common Stock at any time shall not include any shares of Common Stock then owned by the Company, and provided, further, that the number of shares of Fully-Diluted Common Stock for purposes of Section 5 hereof shall not include any shares of Common Stock issuable upon the exercise, conversion or exchange of any Conversion Stock or Convertible Securities which is not at such time then exercisable, convertible or exchangeable.

         (ai) The term "INITIAL PUBLIC OFFERING" shall mean the first Registration Statement filed by the Company covering a public offering of Common Stock by the Company under the Securities Act.

         (aj) The term "INDEBTEDNESS" shall mean the principal of (and premium, if any) and unpaid interest on:

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                                                                              6

                  (i) indebtedness resulting from money borrowed from Persons other than Stockholders and their Affiliates;

                  (ii) indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed, directly or indirectly, by the Company through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase Property or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss;

                  (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon Property owned by such obligor, even if such obligor has not in any manner become liable for the payment of such indebtedness;

                  (iv) all indebtedness of such obligor created or arising under any conditional sale, lease or other title retention agreement with respect to Property acquired by such obligor even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such Property and provided that obligations for the payment of rent under a lease of premises from which the business of such corporation will be conducted shall not constitute indebtedness; and

                  (v) renewals, extensions and refundings of any such indebtedness.

         (ak) The term "INDEMNIFIED INVESTOR" shall have the meaning provided in Section 11(a).

         (al) The term "LOMAX" shall have the meaning provided in the Recitals hereto.

         (am)     The term "LOMAX DESIGNEES" shall have the meaning provided in
Section 7(b)(ii).

         (an) The term "NEW INVESTORS" shall have the meaning provided in the Recitals.

         (ao) The term "NEW INVESTORS DESIGNEE" shall have the meaning provided in Section 7(b)(iii).

         (ap)     "NEW INVESTORS NEW STOCK" shall have the meaning provided in
Section 9(a).

         (aq) The term "NEW STOCK" shall mean any equity securities of the Company, any warrants, options or rights to purchase equity securities of the Company and any securities of any type that are convertible or exchangeable, directly or indirectly, for equity securities of the Company, in each case issued after the Effective Date.

         (ar)     The term "OFFER" shall have the meaning provided in Section
3(a).

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                                                                              7

         (as)     The term "OFFER NoTice" shall have the meaning provided in
Section 3(a).

         (at)     The term "OFFERED SHARES" shall have the meaning provided in
Section 3(a).

         (au) The term "PER ENROLLEE VALUE" shall mean $1,000, subject to adjustment as provided in Section 4(b).

         (av) The term "PERMITTED TRANSFEREE" shall mean a Disposition of a Stockholder's Common Stock or Preferred Stock, to any one or more of the Stockholder Affiliates or Family Donees, including without limitation, trusts, partnerships and limited liability companies; provided that such transferee remains subject to the terms of this Agreement.

         (aw) The term "PERSON" shall mean any individual, corporation, partnership, limited partnership, association, business trust, limited liability company, limited liability partnership, joint venture, joint stock company, trust, unincorporated association or other entity of whatever nature.

         (ax) The term "PREFERRED STOCK" shall mean all the shares of preferred stock, $.01 per share, of the Company issued and outstanding at any time during the term of this Agreement, and, insofar as it applies to a Stockholder, shall also include the community interest in such stock, if any, of the Stockholder's Spouse.

         (ay) The term "PROPERTY" shall mean any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

         (az) The term "PROSPECTUS" shall mean any prospectus which is a part of a Registration Statement, together with all amendments or supplements thereto.

         (ba) The term "PROTECTED NUMBER" shall mean for each Stockholder a number of units of New Stock equal to (i) the total number of units of New Stock to be issued by the Company multiplied by (ii) the ratio, as of the date of any written notice pursuant to the first sentence of Section 9, of (A) the total number of shares of Common Stock outstanding or issuable upon conversion of Convertible Securities or upon exercise of any warrants, vested options or subscription rights then owned by such Stockholder to (B) the total number of shares of all classes of Common Stock then outstanding or then issuable upon conversion of any Convertible Securities or upon exercise of any warrants, vested options or subscription rights then outstanding.

         (bb) The term "REGISTRABLE STOCK" shall mean at any time, the shares of the then outstanding Common Stock or Conversion Stock of the Company owned by the Stockholders or the Persons to which Registration Rights may be transferred pursuant to Section 6(j) of this Agreement; provided, however, that Registrable Stock shall not be deemed to include any shares of Stock have been registered under the Securities Act and

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                                                                              8

sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144.

         (bc) The term "REGISTRATION RIGHTS" shall mean the rights of the Stockholders to require the Company to register the Common Stock pursuant to
Section 6.

         (bd) The term "REGISTRATION STATEMENT" shall mean a registration statement relating to the applicable registration on any appropriate form under the Securities Act which form shall be available for the sale of Registrable Stock in accordance with the intended method or methods of distribution.

         (be) The term "REMAINING SHARES" shall have the meaning specified in Section 3(d).

         (bf) The term "REMAINING STOCKHOLDER" shall mean any Stockholder who received notice from a Selling Stockholder of such Selling Stockholder's intention to transfer shares of Stock and has determined not to exercise such Stockholder's Take-Along Right.

         (bg) The term "REORGANIZATION AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of December 30, 1994, by and among the Company, the Existing Stockholders and the other parties thereto.

         (bh) The term "RIOS" shall have the meaning provided in the Recitals to this Agreement.

         (bi)     The term "RIOS DesIGnee" shall have the meaning provided in
Section 7(b)(v).

         (bj) The term "SECURITIES" shall mean any debt or equity securities of the Company or a Subsidiary, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean any one of the Securities.

         (bk) The term "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         (bl) The term "SECURITIES AND EXCHANGE COMMISSION" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

         (bm) The term "SELLING STOCKHOLDER" shall mean any Stockholder who is a party to a Disposition of Stock whether intentional or involuntary.

         (bn) The term "STOCK" shall mean the Common Stock and the Preferred Stock.

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                                                                              9

         (bo) The term "STOCK PURCHASE AGREEMENT" shall have the meaning provided in the Recitals.

         (bp) The term "STOCKHOLDER" shall mean each party other than the Company executing this Agreement and such Person's Permitted Transferee, during such time as such party or Person owns Stock.

         (bq) The term "STOCKHOLDER PURCHASE PERIOD" shall have the meaning provided in Section 3(d).

         (br) The term "STOCKHOLDER'S SPOUSE" shall mean any Person who, at any time during the term of this Agreement is the spouse of any Person who is a Stockholder; provided however, that if such Person ceases to be the spouse of a Stockholder because of death, divorce or otherwise, such person shall no longer be a Stockholder's Spouse hereunder.

         (bs) The term "SUBSIDIARY" shall mean any corporation more than 50% of whose outstanding stock shall at the time be owned directly or indirectly by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries.

         (bt) The term "SWEELY" shall have the meaning provided in the Recitals to this Agreement.

         (bu)     The term "SWEELY DESIGNEE" shall have the meaning provided in
Section 7(b)(vi).

         (bv) The term "TA INVESTORS" shall have the meaning provided in the Recitals hereto.

         (bw)     The term "TAKE-ALONG RIGHT" shall have the meaning provided in
Section 5(a).

         (bx) The term "TAKE-ALONG SHARES" shall have the meaning provided in Section 3(c).

         (by) The term "VOTING STOCK" shall mean Stock of any class or classes having ordinary voting power for the election of the members of the Board of Directors of the Company.

         (bz) The term "WELTERS" shall have the meaning provided in the Recitals to this Agreement.


SECTION 2.  RESTRICTIONS ON TRANSFER

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                                                                             10

         (a) GENERAL RESTRICTED TRANSFERS. No Stockholder shall participate in any Disposition of any shares of Stock except as expressly permitted pursuant to the provisions of this Agreement. Any purported or attempted Disposition of any shares of Stock made in violation of the provisions of this Agreement shall be void and of no force and effect.

         (b)      RESTRICTIVE LEGENDS

                  (i)      Unless and until otherwise permitted by this

         Agreement, each certificate for Stock issued to any Stockholder or its nominee, shall in addition to any other legend on such certificates be stamped or otherwise imprinted with a legend in substantially the following form:

                           "The transfer of the shares represented by this
                  certificate is restricted pursuant to a Stockholders' Agreement, dated as of May 2, 1995, a copy of which Agreement is on file and may be inspected at the principal office of the Company. A copy of such Agreement will be furnished by the Company to the holder hereof upon request and without charge."

                  (ii) In addition, each certificate for Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "A statement of the relative rights and preferences
                  of the Company's Common Stock and its classes of Preferred Stock will be furnished by the Company to the holder hereof upon request and without charge."

                  (iii) The Company may order its transfer agents for Stock to stop the transfer of any such shares bearing the legend set forth in
         Section 2(b)(i) hereof, as applicable, until the conditions of this
         Section 2 with respect to the transfer of such shares have been satisfied.

         (c) NOTICE OF PROPOSED TRANSFER. Prior to any transfer or sale of any Stock, the Stockholder desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and shall also deliver a written opinion of counsel for such Stockholder (who may be inside counsel in the case of any institutional Stockholder) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act. Upon compliance with the provisions of Section 3 of this Agreement, the Company shall permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring Stockholder represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom the transferring Stockholder knows or reasonably believes to be a "QUALIFIED INSTITUTIONAL BUYER," as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144A"), no opinion shall be required.

         (d) NON-APPLICABILITY OF RESTRICTIONS ON TRANSFER. Notwithstanding the provisions of this Agreement, any record owner of Stock may from time to time transfer all or part of such record owner's Stock to a Permitted Transferee. Each such Permitted Transferee shall execute a counterpart of this Agreement prior to becoming the Stockholder of such Stock. Any such party executing this Agreement shall thereafter be a party to this Agreement as fully and to the same extent as if such party had been an original party hereto and shall thereafter be deemed to be a "STOCKHOLDER" for the purposes hereof; and provided, that the Stockholder transferring such Stock shall not be released from any obligation under this Agreement.

         (e) PROHIBITED TRANSFERS. In the case of a purported transfer in violation of any provision of this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a shareholder of the Company for any purpose and shall not be entitled to any of the rights of a shareholder, including without limitation the right to receive a certificate for shares of Stock or any dividends or other distributions with respect to such shares; and, the last shareholder of record who acquired such shares in a manner not contrary to the provisions of this Agreement shall be recognized as the holder of such shares of Stock for all purposes.

         (f)      TERMINATION OF RESTRICTIONS.

                  (i)      The restrictions on transfer set forth in this
         Section 2 and in Section 3 of this Agreement, shall not apply to any Disposition of Stock pursuant to an effective Registration Statement filed under the Securities Act or the Disposition of Stock pursuant to
         Section 5 of this Agreement. In addition, the restrictions imposed by this Agreement upon the transferability of Stock shall terminate as to any particular share of Stock (A) when such Stock shall have been effectively registered under the Securities Act and sold by the Stockholder thereof in accordance with such registration, (B) when such Stock is transferred in a Disposition pursuant to Sections 3 and 5 of this Agreement, or (C) upon termination of this Agreement in accordance with Section 10.

                  (ii) Whenever the restrictions imposed by this Agreement shall terminate, the holder of any particular share of Stock then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for Stock not bearing the applicable restrictive legends set forth in Section 2(b) hereof.

SECTION 3.  RIGHT OF FIRST REFUSAL.

         (a) OFFER OF STOCK. If a Selling Stockholder is not otherwise prohibited from making a Disposition of shares of Stock pursuant to this Agreement and such Selling Stockholder receives a written offer from any unaffiliated bona fide third party purchaser(s) to acquire some or all of the Stock of the Selling Stockholder, and the Selling Stockholder intends to accept such offer, such Selling Stockholder shall first provide a notice to the

Company and the Remaining Stockholders (the "OFFER NOTICE") which shall provide notice of the proposed transaction and constitute an offer (the "OFFER") first to sell that portion of its Stock that would be acquired by such third party purchaser(s) (the "OFFERED SHARES") to the Company, and second if such Offer is not accepted in whole by the Company within the time period provided hereunder, to the Remaining Stockholders to the extent that such Offer is not accepted by the Company. The Offer Notice shall also constitute notice of the Remaining Stockholders' right to exercise its Take-Along Right, as provided in Section 5 hereof.

         (b) TERMS OF OFFER. The Offer Notice shall be written and shall include the name and address of the proposed transferee, the number of shares of Stock proposed to be acquired by the proposed transferee and the terms of the proposed Disposition and the terms of the proposed offer. If the proposed Disposition is for other than cash, then the price per share shall be deemed to be the fair market value per share of the consideration offered, as determined in good faith by the Board of Directors. The Offer may be withdrawn by the Selling Stockholder prior to the exercise by the Company or the Remaining Stockholders, as the case may be, of the option granted pursuant to this Section 3 in the event that the offer from the third party purchaser(s) is withdrawn or in the event that the Selling Stockholder determines not to sell its shares of Stock. If the consideration or any term of the proposed offer shall change, such change shall be deemed to constitute a new offer to the Selling Stockholder subject to this Section 3.

         (c) PURCHASE BY COMPANY. The date of the Offer Notice shall be the date on which such Offer Notice has been sent by messenger, express mail or telecopier, return receipt requested, to all parties entitled to receive it (the "NOTICE DATE"). Thirty (30) days after the Notice Date the Company shall notify the Selling Stockholder (and any Stockholder exercising a Take-Along Right by delivering a Take-Along Notice pursuant to Section 5) and the Remaining Stockholders of its acceptance of the Offer (including any Shares held by Stockholders exercising a Take-Along Right ("TAKE-ALONG SHARES")) and the portion of Offered Shares and Take-Along Shares the Company intends to purchase (the "COMPANY PURCHASE PERIOD").

         (d) PURCHASE BY STOCKHOLDERS. In the event the Company shall fail to accept the Offer (including Take-Along Shares) within the Company Purchase Period or the Company has agreed to purchase a portion of Offered Shares and Take-Along Shares which is less than the total number of Offered Shares and Take-Along Shares, the Remaining Stockholders shall have an additional twenty
(20) days in which to accept the Offer (including the Take-Along Shares) to the extent the Shares are not to be purchased by the Company (the "REMAINING SHARES") (the "STOCKHOLDER PURCHASE PERIOD"). Each Remaining Stockholder shall be entitled to purchase up to that number of Remaining Shares in the same proportion as the ratio, as of such date of (i) the total number of shares of Common Stock outstanding or issuable upon conversion of Convertible Securities or upon exercise of any warrants, vested options or subscription rights then owned by such Stockholder to (ii) the total number of shares of all classes of Common Stock then outstanding or then issuable upon conversion of any Convertible Securities or upon exercise of any warrants, vested options or subscription rights then held by all Remaining

Stockholders exercising their right to purchase Remaining Shares. Prior to the end of the Stockholder Purchase Period, each Remaining Stockholder wishing to purchase the Remaining Shares shall indicate in writing to the other Remaining Stockholders his agreement to purchase his said percentage of the Remaining Shares. Any Remaining Stockholder failing to indicate his decision to purchase the Remaining Shares within the Stockholder Purchase Period will be deemed to have elected not to purchase any of the Remaining Shares.

         (e) CLOSING. If the Offer (including Take-Along Shares) of the Selling Stockholder is accepted by the Company pursuant to Section 3(c), or by any of the Remaining Stockholders pursuant to Section 3(d), as the case may be, the closing of the purchase, by the Company or the Remaining Stockholders, of the shares being sold by a Selling Stockholder or Selling Stockholders shall be held, within thirty (30) days after the end of the later of the Company Purchase Period or Stockholder Purchase Period, as the case may be, at the main office of the Company, or such other location as the parties may agree. At the closing, the Company or Remaining Stockholder(s), as the case may be, shall pay to the Selling Stockholder or Selling Stockholders, as the case may be, the full purchase price payable for the Offered Shares and Take-Along Shares by means of a wire transfer or certified or official bank check or checks, and the Selling Stockholder or Selling Stockholders, as the case may be, shall deliver to the purchasing party certificates representing all of the Offered Shares or Take-Along Shares, duly endorsed in blank for transfer or with duly executed blank stock powers attached, together with such other documents as may be reasonably necessary or desirable, in the opinion of counsel for the purchaser, to effectuate the transfer to the purchaser of the shares being purchased.

         (f) REJECTION OF RIGHT OF FIRST REFUSAL. If the Offer (including Take-Along Shares) is not accepted in its entirety by either the Company or the Company and one or more Remaining Stockholders in accordance with this Section 3, the Selling Stockholder, or Selling Stockholders, as the case may be, shall be free to dispose of all, but not less than all, of the Offered Shares and Take-Along Shares in accordance with applicable law and Section 2 of this Agreement, provided, however, (i) that such Disposition by the Selling Stockholder or Selling Stockholders, as the case may be, pursuant to this
Section 3 shall be made in strict accordance with the terms of the proposed Disposition described in the Offer Notice, (ii) that such Disposition shall be consummated within ninety (90) days after the Notice Date and (iii) that the purchaser in such Disposition execute a counterpart of this Agreement prior to becoming the owner of the Stock so transferred. Any such party executing this Agreement shall thereafter be a party to this Agreement as fully and to the same extent as if such party had been an original party hereto and shall thereafter be deemed to be a "Stockholder" for the purposes hereof.

         (g) CONTINUED EFFECT OF RESTRICTIONS. After the expiration of the ninety (90) day period described in Section 3(f), all shares offered pursuant to this Section 3 will remain subject to the provisions of this Agreement.

SECTION 4.  CHANGE OF CONTROL.

         (a) PURCHASE OF STOCK. If, during the term of this Agreement, there occurs any of (i) the consolidation or merger of the Company into or with any corporation or corporations (other than a merger with another corporation
(A) in which the Company is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding shares of the Stock of any class or series, whether now or hereafter authorized or (B) in which the Company is not the surviving corporation and the holders receive Common Stock of such surviving corporation), (ii) the sale or transfer by the Company of all or substantially all of its assets or all or substantially all of the assets of any significant Subsidiary or (iii) a Change-in-Control Transaction, the Company shall send within 5 business days of the effective date of any such transaction written notice of such occurrence by messenger, express mail or telecopier return receipt requested to each Stockholder. Within thirty (30) days of delivery of such notice each Stockholder may deliver to the Company a demand that the Company purchase any or all of the shares of Common Stock owned by such Stockholder at the Fair Market Value and Preferred Stock owned by such Stockholder at a price per share equal to the Fair Market Value of the Conversion Stock which could be received upon conversion of such Preferred Stock. The Closing of the purchase by the Company pursuant to this Section 4(a) shall occur on the later of (i) the date forty-five (45) days after delivery of the notice to the Stockholders and (ii) the date fifteen (15) days after the determination of Fair Market Value pursuant to Section 4(b). The Company shall pay such purchase price to such Stockholder by certified or official bank check or wire transfer of funds and the Stockholder shall deliver to the Company share certificates representing all of the shares of Stock being purchased, duly endorsed in blank for transfer or with duly executed blank stock powers attached, together with such other documents as may be reasonably necessary, in the opinion of counsel for the Company, to effectuate the transfer to the Company of the shares being purchased.

         (b) ADJUSTMENT TO FAIR MARKET VALUE. In the event that Stockholders holding a majority of the Stock to be purchased by the Company pursuant to Section 4(a) believe that the then existing Formula Price understates the Fair Market Value by more than ten percent (10%), then such Persons may request in writing that one representative selected by such Stockholders and one representative selected by the Board of Directors negotiate in good faith and use reasonable efforts to agree on a revised Per Enrollee Value which, in the opinion of such representatives, results in a Formula Price which accurately reflects the then current aggregate Fair Market Value of the Company's Fully-Diluted Common Stock. In the event that such representatives do not agree to a revised valuation within 30 days following delivery of the written request for such negotiation, the Company shall retain Duff & Phelps to determine, in its sole judgment, the valuation which accurately reflects the then current Fair Market Value of the Company's Fully-Diluted Common Stock. If the Duff & Phelps valuation is greater than the then current Formula Price by more than ten percent (10%), then the quotient obtained by dividing the Duff & Phelps valuation by the number of Current Enrollees shall become the Per Enrollee Value for the purpose of this Section 4(b). If the Duff & Phelps valuation is not 10% greater than the then existing

Formula Price, then the Per Enrollee Value shall not be adjusted as a result of such valuation. The Company shall pay all fees and expenses of Duff & Phelps in completing such valuation. In the event that Duff & Phelps is no longer in the business of performing such corporate valuations, then the Company shall retain an investment banking firm of nationally recognized standing acceptable to the holders of a majority of the Stock to perform such valuation.


SECTION 5.  TAKE-ALONG RIGHTS.

         (a) RIGHT TO SELL. If upon receiving an Offer Notice any Selling Stockholder or Selling Stockholders determine that rather than exercising any right to purchase stock pursuant to Section 3 such Stockholder elects to transfer all or part of its or their shares of Stock to the proposed transferee, each other Stockholder and their respective successors and assigns shall have the right (the "TAKE-ALONG RIGHT") to sell to the proposed transferee, on the same terms and conditions as were offered to the Selling Stockholder (including the price per share of Common Stock), up to the number of shares of Stock then owned by each other Stockholder equal to the ratio, as of such date of (i) the total number of shares of Common Stock outstanding or issuable upon conversion of Convertible Securities or upon exercise of any warrants, vested options or subscription rights then held by such other Stockholder to (ii) the total number of shares of all classes of Common Stock then outstanding or then issuable upon conversion of any Convertible Securities or exercise of any warrants, vested options or subscription rights then held by the Selling Stockholder and all other Stockholders exercising their Take-Along Rights. If any of the Stockholders exercise their Take-Along Rights, the Selling Stockholder shall be entitled to sell a portion of its shares of Stock equal to the difference between (y) the number of shares of Stock the Stockholder proposed to transfer and (z) the number of shares of Stock the other Stockholders elect to sell pursuant to their Take-Along Rights.

         (b) TAKE-ALONG NOTICE. If any Selling Stockholder determines to exercise its Take-Along Right, such Selling Stockholder shall send written notice by messenger, express mail or telecopier, return receipt requested, registered to each of the other Stockholders (the "TAKE-ALONG NOTICE"). Each other Stockholder shall have twenty (20) days after receipt of the Take-Along Notice to notify the Selling Stockholder and the Company in writing of its intention to exercise such Stockholder's Take-Along Right.

         (c) CLOSING. In the event that Take-Along Shares are to be purchased by either the Company, or the Remaining Stockholders, in accordance with Section 3, the closing of the purchase of such Take-Along Shares shall occur in accordance with Section 3(a). In all other instances the closing of the purchase of such Take-Along Shares shall occur concurrently with the purchase of all other Stock and Take-Along Shares by the proposed transferee.

         (d) WAIVER OF TAKE-ALONG RIGHT. In the event that any Stockholder determines to waive its Take-Along Right for a transaction described in an Offer Notice, the Selling Stockholder or Selling Stockholders (in the event that such Stockholders have asserted their Take-Along Right), as the case may be, shall be free to dispose of all, but not less than all, of the Offered Shares and Take-Along Shares in accordance with applicable law and Section 2 of this Agreement; provided, however, that such Disposition by the Selling Stockholder or Selling Stockholders, as the case may be, shall occur in accordance with Section 3(f).


SECTION 6.  REGISTRATION RIGHTS

         (a)      REQUIRED REGISTRATIONS.

         1.       REGISTRATION STATEMENTS OTHER THAN ON FORM S-3.

                  (i) One or more Stockholders holding in the aggregate more than one-third of the then existing shares of Registrable Stock may upon written request require that the Company use commercially reasonable best efforts to effect registration of such Stockholder or Stockholders' Registrable Stock under the Securities Act and under all applicable state securities or blue sky laws, but only to the extent provided for in the following provisions of this Agreement. A request pursuant to this Section 6(a)(1)(i) shall state the intended method of Disposition of the Registrable Stock sought to be registered. Whenever the Company shall, pursuant to this Section 6(a)(1)(i), be requested to effect the registration of any Registrable Stock under the Securities Act, the Company shall promptly give written notice of such proposed registration to all Stockholders, stating that such Persons have the right to request that any or all of the Registrable Stock owned by them be included in such registration. The Company shall include in such registration all Registrable Stock with respect to which the Company receives timely written requests from the holders thereof for inclusion therein (stating the intended method of Disposition of such Stock); and thereupon the Company will, as expeditiously as possible, use commercially reasonable best efforts to effect the registration of such Registrable Stock which the Company has been requested to register for Disposition by such Stockholders in accordance with the intended method of Disposition described in the requests of such Persons, all to the extent requisite to permit such sale or other Disposition by such Persons of the Stock so registered.

                  (ii) The foregoing registration rights shall be deemed satisfied by the Company when two Registration Statements shall have been filed by the Company with and made effective by the Securities and Exchange Commission under the Securities Act pursuant to requests made pursuant to Section 6(a)(1) (except as provided pursuant to Section 6(a)(1)(iii) hereof) and the offerings contemplated by each such Registration Statement shall have been fully consummated; provided that if the holders of a majority of Stockholders requesting registration determine to abandon such registration, and the Company is reimbursed for all of its expenses relating to such abandoned registration, and the Stockholders requesting such registration satisfy all costs of the Stockholders relating to such registration, such abandoned registration shall not be deemed a required registration for the purpose of this clause (ii).

                  (iii) The holders of a majority of the Registrable Stock to be included in a Registration Statement filed pursuant to this Section 6(a)(1) shall have the right to select one or more nationally recognized investment bankers who shall serve as the manager and/or co-managers for the offering of such Registrable Stock.

                  (iv) The Company may, if the Board of Directors determines that it is not at the time of such request in the best interests of the Company to effect a registration requested by Stockholders pursuant to Section 6(a)(1)(i) hereof, delay such registration for a single period not to exceed one hundred and eighty (180) days after delivery of such request. If the Company elects not to effect a required registration pursuant to this Section 6(a)(1)(iii), no registration shall be deemed to have occurred for the purposes of
         Section 6(a)(1)(i) until such deferred registration shall have been consummated.

         2.       REGISTRATION STATEMENTS ON FORM S-3.

                  (i) After the Company has qualified for the registration of Common Stock on Form S-3 (or any successor form of similar tenor and effect), the Company will, upon the written request of one or more Stockholders holding in the aggregate more than one-tenth of the then existing shares of Registrable Stock, use commercially reasonable best efforts to effect registration of such Stockholder or Stockholders' Registrable Stock under the Securities Act on Form S-3 (or any successor form of similar tenor and effect). A request pursuant to this
         Section 6(a)(2)(i) shall state the intended method of Disposition of the Registrable Stock sought to be registered. Whenever the Company shall, pursuant to this Section 6(a)(2)(i), be requested to effect the registration of any Registrable Stock under the Securities Act, the Company shall promptly give written notice of such proposed registration to all Stockholders, stating that such Persons have the right to request that any or all of the Registrable Stock owned by them be included in such registration. The Company shall include in such registration all Registrable Stock with respect to which the Company receives timely written requests from the holders thereof for inclusion therein (stating the intended method of Disposition of such Stock); and thereupon the Company will, as expeditiously as possible, use commercially reasonable best efforts to effect the registration of such Registrable Stock which the Company has been requested to register for Disposition by such Stockholders in accordance with the intended method of Disposition described in the requests of such Persons, all to the extent requisite to permit such sale or other Disposition by such Persons of the Stock so registered.

                  (ii) The foregoing registration right shall be unlimited in number. Each request pursuant to this clause (ii) shall be satisfied by the Company when a Registration Statement has been filed by the Company with and made effective by the Securities and Exchange Commission under the Securities Act and remains effective for a period of thirty (30) days.

                  (iii) The Company may, if the Board of Directors determines that it is not at the time of such request in the best interests of the Company to effect a registration requested by Stockholders pursuant to
         Section 6(a)(2)(i) hereof, delay such registration for a single period not to exceed ninety (90) days after delivery of such request. If the Company elects not to effect a required registration pursuant to this
         Section 6(a)(2)(iii), no registration shall be deemed to have occurred for the purposes of Section 6(a)(2)(i) until such deferred registration shall have been consummated.

         (b) INCIDENTAL REGISTRATION. If the Company at any time proposes or is required to register any Registrable Stock under the Securities Act or any applicable state securities or blue sky laws on a form which permits inclusion of the Registrable Stock, it will provide written notice to all Stockholders of its intention so to do. Upon the written request of any such Stockholder given within twenty (20) days after receipt of any such notice, the Company will use commercially reasonable efforts to cause all Registrable Stock, which such Stockholders shall have requested to be registered, to be registered under the Securities Act and any applicable state securities or blue sky laws, all to the extent requisite to permit the sale or other disposition by such Persons of the Registrable Stock so registered. No registrations of Registrable Stock under this Section 6(b) shall relieve the Company of its obligation to effect registrations under Section 6(a), or shall constitute a registration request by any such Stockholder under Section 6(a). The Company shall have the right to select one or more nationally recognized investment bankers who shall serve as the manager and/or co-managers for all registrations of offerings of Securities under this Section 6(b).

         (c) REGISTRATION PROCEDURES. Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (i) prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Registrable Stock and use commercially reasonable best efforts to cause such Registration Statement to become and remain effective for the period of distribution contemplated thereby, determined as provided hereafter;

                  (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period of distribution contemplated thereby, determined as provided hereafter, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Company and Selling Stockholders thereof set forth in such Registration Statement and make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered thereby corresponds to a fiscal year of the Company) an earnings statement of the Company which will satisfy the provisions of Section 10(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

                  (iii) furnish to each Selling Stockholders such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each Preliminary Prospectus), and such other documents, as such Person may reasonably request in order to facilitate the public sale or other disposition of such Person's Securities;

                  (iv) use every reasonable effort to register or qualify all the Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Selling Stockholder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Person to consummate the public sale or other disposition in such jurisdiction of the Securities owned by such Person covered by such Registration Statement; provided, however, that the Company shall not be required to (A) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

                  (v) promptly notify each Selling Stockholder at any time when a Prospectus relating to the Registrable Securities covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of any such Person, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (vi) cause all such securities covered by such Registration Statement to be listed on each securities exchange or quoted in such quotation system on which securities of the same class are then listed or quoted (or, in the case of the Initial Public Offering, such exchange or quotation system as the Company may determine);

                  (vii) provide a transfer agent and registrar for the securities not later than the effective date of such Registration Statement;

                  (viii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of at least a majority of the Registrable Stock included in such Registration Statement or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, effecting a stock split or a combination of shares);

                  (ix) make available for inspection by any Selling Stockholder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by an underwriter or any Selling Stockholder and its Affiliates who are the holders of at least 5% of the Registrable Stock included in such registration, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Selling Stockholder, underwriter, attorney, accountant or agent in connection with such Registration Statement; and

                  (x) obtain and furnish to each Stockholder immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto) a cold comfort letter from the Company's independent public accountants and an opinion of counsel for the Company, both in customary form and covering such matters of the type customarily covered by cold comfort letters and opinions of counsel.

For purposes of paragraphs (i) and (ii), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and six (6) months after the effective date thereof.

         (d) Expenses. All expenses incurred in effecting all of the registrations provided for in Sections 6(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one law firm serving as counsel for the Selling Stockholders (who shall be selected by Persons holding at least a majority of the Registrable Stock being offered) in the case of a registration pursuant to Section 6(a), underwriting expenses other than underwriting discounts and commissions, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 6(c)(iv) hereof, shall be borne and paid by the Company. Subject to Section 6(a)(ii), the Company shall pay all expenses in connection with any registration initiated pursuant to this Section 6 which is withdrawn, delayed or abandoned, unless such registration is withdrawn, delayed or abandoned at the request of the Stockholders seeking such registration.

         (e)      INDEMNIFICATION.

                  (i) In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company, to the extent permitted by law, shall indemnify and hold harmless the seller of such securities, each underwriter (as defined in the Securities Act), each other Person who participates in the offering of such securities, each other Person, if any, who controls (within the meaning of the Securities Act) such Selling Stockholder, underwriter or participating Person and each director, officer, partner, employee or agent of any such parties, against any losses, claims, damages or liabilities, joint or several, to which any such party may become subject under the Securities Act or any other statute or regulation or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, (B) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder in connection with such registration and shall reimburse each party for any legal or other expenses reasonably incurred by such Selling Stockholder, underwriter, participating Person or controlling Person in connection with investigating or defending any such loss, damage, liability or action; provided, however, that the Company shall not be liable to any such party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder, specifically for use therein.

                  (ii) Each Selling Stockholder, by acceptance thereof, severally and not jointly, indemnifies and holds harmless each other Selling Stockholder, the Company, its directors and officers, each underwriter (as defined in the Securities Act), and each other Person, if any, who controls (within the meaning of the Securities Act) the Company, any underwriter or any Selling Stockholder, against any losses, claims, damages, or liabilities, joint or several, to which any such other Selling Stockholder, the Company, any such director or officer, any such underwriter, or any such Person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Stock is registered under the Securities Act at the request of such Selling Stockholder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any such Securities being registered, or any amendment or supplement thereto, or (B) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case of clauses
         (A) and (B) above to the extent, and only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, and then only to the extent that such alleged untrue statements or alleged omissions by such holder were not based on the authority of an expert as to which such holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Notwithstanding the foregoing provisions of this Section 6(e)(ii), no Selling Stockholder shall be required to pay under such provisions an amount in excess of the proceeds received by such Selling Stockholder in payment for the Securities sold by such Selling Stockholder pursuant to the Registration Statement.

                  (iii) Indemnification similar to that specified in Sections 6(e)(i) and 6(e)(ii) hereof shall be given by the Company and each Selling Stockholder (with such modifications as shall be appropriate) covered by any registration or other qualification of securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

                  (iv) Any Person which proposes to assert the right to be indemnified under Sections 6(e)(i), (e)(ii) or (e)(iii) hereof shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person under such Sections 6(e)(i),
         (e)(ii) or (e)(iii), notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel in any such action and to control the defense thereof. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to control the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought; provided, however, that notwithstanding the foregoing, in any case when indemnification is sought against the Company and (A) the Person seeking indemnification has been advised by counsel that its defenses may be different from those of the Company, or (B) the Company has not proceeded in a timely manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by the Company and the indemnified Person shall have the right to control the defense of such action, suit or proceeding. In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent.

                  (v) The indemnification provided for under this Section 6(e) will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                  (vi) If the indemnification provided for in this Section 6(e) for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 6(e), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Stockholder on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Stockholder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Stockholder on the other hand, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (vii) The Company, the Stockholders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Stockholder be required to contribute any amount under this Section 6(e) in excess of the proceeds received by such Stockholder from its sale of Stock under such Registration Statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (viii) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 6(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this
         Section 6(e) will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

         (f) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder may participate in any underwritten registration hereunder unless such Selling Stockholder (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         (g)      MARKETING RESTRICTIONS.

                  (i)      If:

                                    (A)      any Stockholder is entitled and
                    wishes to register any Registrable Stock in a registration made pursuant to Section 6(a) hereof;

                                    (B)      the offering proposed to be made by
                    the Selling Stockholder(s) for whom such registration is to be made is to be an underwritten public offering;

                                    (C)      the Company or one or more Selling
                    Stockholders wishes to include Registrable Stock in such registration; and

                                    (D)      the managing underwriters of such
                    underwritten offering furnish a written opinion that the total amount of Registrable Stock to be included in such offering would exceed the maximum amount of Registrable Stock (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without otherwise materially and adversely affecting such offering, then the relative rights to participate in such offering of the Selling Stockholders of Registrable Stock, the holders of other securities having the right to include such securities in such registration, and the Company shall be in the following order of priority:

                  First: The Selling Stockholders shall be entitled to participate in accordance with the number of shares of Registrable Stock which each such Person shall request to be registered, such participation to be pro rata in accordance with the number of shares which each such Selling Stockholder shall request be registered if, pursuant to clause D of this Section 6(g)(i), the total amount of securities to be included in the offering will be less than the number of shares of Registrable Stock that all of such Selling Stockholders shall request be registered; and then

                  Second: To the extent possible, the Company shall be entitled to participate in accordance with the number of Securities to be sold by the Company; and then

                  Third: To the extent possible, all holders of other Securities having the right to include such Securities in such registration shall be entitled to participate in accordance with relative priorities, if any, as shall exist among them;

         and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by the Company or any Selling Stockholder in a transaction which would require registration under the Securities Act until the expiration of one hundred and eighty (180) days after the effective date of the Registration Statement filed pursuant to Section 6(a) hereof, or such earlier time consented to by the managing underwriters.

                  (ii)     If:

                                    (A)      any Stockholder of Registrable
                    Stock entitled to do so requests registration of Registrable Stock under Section 6(b) hereof;

                                    (B)      the offering proposed to be made is
                    to be an underwritten public offering; and

                                    (C)      the managing underwriters of such
                    underwritten offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without otherwise materially and adversely affecting such offering, then the relative rights to participate in such offering of the Selling Stockholders, the holders of other securities having the right to include such securities in such registration, and the Company shall be in the following order of priority:

                  First:   The Selling Stockholder(s) or Person(s) (including
         the Company in the case of an offering initiated by the Company) requesting such registration; and then

                  Second: The Company (if the registration does not relate to an offering initiated by the Company), Selling Stockholders and all other holders of securities having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of shares of Registrable Stock which the Company (if the registration does not relate to an offering initiated by the Company) and each such Person shall have requested be registered; and then

                  Third:   All holders of other securities having the right to
           include such securities in such registration shall be entitled to participate with relative priorities, if any, as shall exist among them;

           and no securities (issued or unissued) other than those registered and included in the underwritten offering or pursuant to an acquisition, merger or exchange offer, shall be offered for sale or other disposition by the Company or any Stockholder until the expiration of one hundred and eighty (180) days after the effective date of the Registration Statement in which Registrable Stock was included pursuant to Sections 6(a) or (b) hereof, or such earlier time consented to by the managing underwriters.

                  (iii)    Notwithstanding, Sections 6(g)(i) and (g)(ii), if:

                                    (A)      any Stockholder entitled to do so
                    requests registration of Registrable Stock under Section 6(b) hereof; and

                                    (B)      the offering proposed to be made is
                    to be an underwritten public offering; and

                                    (C)      the offering proposed to be made
                    would be the Initial Public Offering; and

                                    (D)      the Company wishes to register
                    Securities in such registration; and

                                    (E)      the managing underwriters of such
                    underwritten public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such Securities and without otherwise materially and adversely affecting such offering, then the relative rights to participate in such offering of the Selling Stockholders, the holders of other Securities having the right to include such Securities in such registration, and the Company shall be in the following order of priority:

                  First:   The Company shall be entitled to participate to the
         extent of the number of Securities to be sold by the Company; and then

                  Second: The Selling Stockholders shall be entitled to participate in accordance with the number of shares of Registrable Stock which each such Person shall request to be registered, such participation to be pro rata in accordance with the number of shares which each such Selling Stockholder shall request be registered if, pursuant to clause E of this Section 6(g)(iii), the total amount of securities to be included in the offering less the total amount of securities to be offered by the Company will be less than the number of shares of Registrable Stock that all of such Stockholders shall request be registered; and then

                  Third:   All holders of other securities having the right to
         include such Securities in such registration shall be entitled to participate in with relative priorities, if any, as shall exist among them;

         and no Securities (issued or unissued) other than those registered and included in the underwritten offering or pursuant to an acquisition, merger or exchange offer shall be offered for sale or other disposition by the Company or any holder of Registrable Stock until the expiration of one hundred and eighty (180) days after the effective date of the Registration Statement filed pursuant to Sections 6(a) or (b) hereof, or such earlier time consented to by the managing underwriters.

         (h) SALE OF PREFERRED STOCK TO UNDERWRITER. Notwithstanding anything in this Agreement to the contrary, in lieu of converting any shares of Preferred Stock prior to or simultaneously with the filing or the effectiveness of any Registration Statement filed pursuant to this Agreement, the Stockholder of such Preferred Stock may sell such Preferred Stock to the underwriter of the offering being registered if such underwriter consents thereto and if such underwriter undertakes to convert such Preferred Stock to Conversion Stock before making any distribution pursuant to such Registration Statement and to include the Common Stock received by such Stockholder upon such conversion among the securities being offered pursuant to such Registration Statement. The Company agrees to cause such Common Stock to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

         (i) GRANT OF SUBSEQUENT REGISTRATION RIGHTS. The Company may grant incidental registration rights under the Securities Act to any Person at any time which rights may be equivalent to the incidental registration rights of Stockholders hereunder. Nothing in this Agreement shall be construed to prohibit the Company from granting such registration rights.

         (j) TRANSFER OF REGISTRATION RIGHTS. The registration rights and related obligations under this Section 6 shall be transferable to any transferee of Registrable Stock so long as the transfer to the transferee of the Registrable Stock is accomplished pursuant to the terms of this Agreement. Upon any transfer in accordance with the preceding sentence, for all purposes under this Section 6 unless expressly indicated to the contrary, the transferee shall be deemed to be a "STOCKHOLDER," but only to the extent that the transferor was included within each such definition. At the time of any transfer in accordance with this Section 6, the transferor shall provide notice to the Company specifying the name and address of the transferee, the effective date of the transfer, the number of Registrable Stock so transferred, a statement that such transfer satisfies all of the provisions of this Agreement and a statement that registration rights are being transferred in accordance with this Section 6; provided that the transferee agrees in writing for the benefit of the Company and the other Stockholders to be bound by all provisions of this Section 6 to the same extent as was the transferor prior to such transfer.


SECTION 7.  VOTING AGREEMENT

         (a) THE VOTING AGREEMENT. Pursuant to Section 218(c) of the Delaware General Corporation Law, each Stockholder hereby agrees to vote the shares of Voting Stock registered in its name or the names of their nominees in the manner set forth herein.

         (b)      BOARD OF DIRECTORS DESIGNEES.

                  (i) CLE DESIGNEES. Until CLE or any of its Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has a proportionate effect on the beneficial ownership of all other Stockholders), CLE shall have the right to designate in writing up to two nominees for election to the Board of Directors as Class A Directors at each of the Company's annual or special meetings of stockholders at which directors are to be elected ("CLE DESIGNEES"), such that after giving effect to such election the number of Class A Directors being CLE Designees shall be not more than two.

                  (ii) LOMAX DESIGNEES. Until Lomax or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by him on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has a proportionate effect on the beneficial ownership of all other Stockholders), Lomax shall have the right to designate in writing up to two nominees for election to the Board of Directors as Class A Directors at each of the Company's annual or special meetings of stockholders at which directors are to be elected ("LOMAX DESIGNEES"), such that after giving effect to such election the number of Class A Directors being Lomax Designees shall be not more than two.

                  (iii) NEW INVESTOR DESIGNEE. Until the New Investors or any of their Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has a proportionate effect on the beneficial ownership of all other Stockholders), the New Investors, in such manner as they may determine among themselves, shall have the right to designate in writing up to one nominee for election to the Board of Directors as a Class A Director at each of the Company's annual or special meetings of stockholders at which directors are to be elected ("NEW INVESTORS DESIGNEE"), such that after giving effect to such election the number of Class A Directors being a New Investors Designee shall be not more than one.

                  (iv) DUGGIN DESIGNEE. Until Duggin or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by him on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has a proportionate effect on the beneficial ownership of all other Stockholders), Duggin shall have the right to designate in writing up to one nominee for election to the Board of Directors as a Class A Director at each of the Company's annual or special meetings of stockholders at which directors are to be elected ("DUGGIN DESIGNEE"), such that after giving effect to such election the number of Class A Directors being a Duggin Designee shall be not more than one.

                  (v) RIOS DESIGNEE. Until Rios or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by him on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has a proportionate effect on the beneficial ownership of all other Stockholders), Rios shall have the right to designate in writing up to one nominee for election to the Board of Directors as a Class A Director at each of the Company's annual or special meetings of stockholders at which directors are to be elected ("RIOS DESIGNEE"), such that after giving effect to such election the number of Class A Directors being a Rios Designee shall be not more than one.

                  (vi) SWEELY DESIGNEE. Until Sweely or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by him on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has a proportionate effect on the beneficial ownership of all other Stockholders), Sweely shall have the right to designate in writing up to one nominee for election to the Board of Directors as a Class A Director at each of the Company's annual or special meetings of stockholders at which directors are to be elected ("SWEELY DESIGNEE") such that after giving effect to such election the number of Class A Directors being a Sweely Designee shall be not more than one.

         (c) BEST EFFORTS TO ELECT BOARD OF DIRECTORS DESIGNEES. In the event that any nominee or nominees are designated pursuant to Section 7(b) hereof, the Stockholders shall use their best efforts to elect as directors the individuals designated in accordance with this Section. The voting agreements herein are coupled with an interest and may not be revoked and amended except as set forth in this Agreement; provided that the benefits and obligations of such voting agreement are not transferable other than to a Permitted Transferee.

         (d) REMOVAL OF DESIGNEES. If any director shall be removed from the Board of Directors, each party hereto shall use their best efforts to elect as a substitute director an individual (other than the individual so removed) designated by the Stockholder who designated the director so removed.

         (e) BOARD OF DIRECTORS VACANCIES. If a vacancy on the Board of Directors arises for any reason other than any increase in the size of the Board of Directors, each party hereto shall use their best efforts to fill such vacancy with an individual designated by the Stockholder who designated the director whose absence created the vacancy.

         (f)      COMMITTEE DESIGNEES.

                  (i) AUDIT COMMITTEE. Until the New Investors or any of their Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), the New Investors and their Permitted Transferees shall have the right to have the New Investors Designee who has been elected to the Board of Directors in accordance with Section 7(b)(iii) serve as a member of the Audit Committee. Until CLE or any of its Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), CLE shall have the right to have one CLE Designee who has been elected to the Board of Directors serve as a member of the Audit Committee. Until Lomax or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by him on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), Lomax shall have the right to have one Lomax Designee who has been elected to the Board of Directors serve as a member of the Audit Committee.

                  (ii) COMPENSATION COMMITTEE. Until the New Investors or any of their Permitted Transferees cease to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), the New Investors and their Permitted Transferees shall have the right to have the New Investors Designee who has been elected in accordance with Section 7(b)(iii) to the Board of Directors serve as a member of the Compensation Committee. Until CLE or any of its Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), CLE shall have the right to have one CLE Designee who has been elected to the Board of Directors serve as a member of the Compensation Committee. Until Lomax or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of stock held by him on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), Lomax shall have the right to have one Lomax Designee who has been elected to the Board of Directors serve as a member of the Compensation Committee.

                (iii) EXECUTIVE COMMITTEE. Until Lomax or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by him on the Effective Date), Lomax shall have the right to designate one Lomax Designee who has been elected to serve on the Board of Directors to serve as a member of the Executive Committee of the Board of Directors.

        (g) BEST EFFORTS TO APPOINT COMMITTEE DESIGNEES. In the event that any nominee or nominees are designated pursuant to Sections 7(f)(i), 7(f)(ii) or 7(f)(iii) hereof, each party hereto shall use its best efforts to cause such nominees to be appointed to the Audit Committee, Compensation Committee or Executive Committee, as applicable, of the Board of Directors. If at any time a designee designated by the New Investors, CLE or Lomax pursuant to Sections 7(f)(i), 7(f)(ii) or 7(f)(iii) hereof is unable or unwilling to continue his service on the Audit Committee, the Compensation Committee, or the Executive Committee, as applicable, the New Investors, CLE or Lomax, as applicable, shall designate a successor designee to serve on the Audit Committee, the Compensation Committee or the Executive Committee, as applicable, and each party hereto shall use its best efforts to cause such designee to be appointed to the Audit Committee, Compensation Committee, or the Executive Committee, as applicable, of the Board of Directors.

        (h) MANAGEMENT COMPANY DESIGNEES. Until the New Investors or any of their Permitted Transferees cease to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), the New Investors and their Permitted Transferees shall have the right to have the New Investors Designee elected in accordance with Section 7(b)(iii) to serve on the Board of Directors of any Subsidiary of the Company which provides management services to the Company or any other Subsidiary of the Company. Until CLE or any of its Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), CLE shall have the right to have one CLE Designee serve on the Board of Directors of any Subsidiary of the Company which provides management services to the Company or any other Subsidiary of the Company. Until Lomax or any of his Permitted Transferees ceases to be a Stockholder (or ceases to have beneficial ownership of at least a majority of the shares of Stock held by it on the Effective Date, unless the reduction of such beneficial ownership below such amount results from an event which has proportionate effect on the beneficial ownership of all other Stockholders), Lomax shall have the right to have two Designees serve on the Board of Directors of any Subsidiary of the Company which provides management services to the Company or any other Subsidiary of the Company.


SECTION 8. COVENANTS OF THE COMPANY

        (a) CORPORATE EXISTENCE AND LICENSES. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all licenses, permits, authorizations, approvals and consents and other corporate rights, franchises and permits which are required to properly operate the Company's businesses, provided, however, that nothing in this Section 8(a) shall (i) prevent the abandonment or termination of the Company's or any Subsidiary's authorization to do business in any foreign state or jurisdiction, if, in the opinion of the Board of Directors, such abandonment or termination is in the best interest of the Company or such Subsidiary or (ii) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good prevent the Company from effecting a merger, consolidation or voluntary dissolution upon obtaining the required approval, if any, of the Board of Directors and/or the Stockholders. The Company shall do or cause to be done all things necessary to obtain and maintain any other license, permit, authorization, approval and consent necessary to operate its businesses.

        (b) INDEPENDENT PUBLIC ACCOUNTANTS. During the term of this Agreement, the Company shall retain as its independent public accountants an independent public accounting firm of nationally recognized standing which is generally acknowledged by the business community to be one of the "BIG SIX" national public accounting firms.

        (c) PAYMENT OF TAXES; MAINTENANCE OF PROPERTIES. The Company shall and shall cause each Subsidiary to:

                (i) (A) pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies); (B) withhold all monies required to be withheld by the Company from employees for income taxes, Social Security and unemployment insurance taxes; and (C) complete and file, on a timely basis, all tax returns and reports required to be filed by it; provided, however, that the Company shall not be required to pay, or to cause any Subsidiary to pay, any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the

        Company or such Subsidiary shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by the Company adequate with respect thereto; and

                (ii) maintain and keep, or cause to be maintained and kept, its Property in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which, in the opinion of the Board of Directors, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8(c)(ii) shall prevent the Company or any Subsidiary from selling or otherwise disposing of any Property either (y) having a value at the time of sale or disposal of less than $100,000 or (z) whenever in the good faith judgment of the Company's management such Property is obsolete, worn out, without economic value, or unnecessary for the conduct of the business of the Company or such Subsidiary.

        (d) INSURANCE. To the extent required by the activities undertaken by such entity the Company shall and shall cause each Subsidiary to:

                (i) Maintain in effect at all times insurance in such types and for such risks, casualties and contingencies customarily insured against by enterprises in operations similar to the business of the Person, including, without limitation, coverage for liability associated with (A) credentialling by such Person and its utilization review and quality assurance programs, (B) damage to insurable Property due to loss or damage by fire and other risks and (C) claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by such Person or arising from equipment owned by it and leased to and located upon or in or about any premises occupied by any other person; and

                (ii) Maintain all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

All insurance for which provision has been made in this Subsection 8(d) shall be maintained against such risks and in at least such amounts as such insurance is usually carried by Persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility who have maintain a rating of A or better from A.M. Best Company, Inc., except that the Company or a Subsidiary may effect workers' compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

        (e) PAYMENT OF INDEBTEDNESS, ETC. The Company shall and shall cause each Subsidiary to:

                (i) Pay or cause to be paid the principal of, and the interest and premium, if any, on, all Indebtedness heretofore or hereafter incurred or assumed by the Company or such Subsidiary, as the case may be, when and as the same shall become due and payable, unless such Indebtedness shall be renewed or extended, in which case such payments shall be made in accordance with the terms of such renewal or extension;

                (ii) Faithfully observe, perform and discharge in all material respects all the material covenants, conditions and obligations which are imposed on it by any and all material indentures, agreements or instruments securing or evidencing Indebtedness or pursuant to which Indebtedness is issued, and not permit the occurrence or continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default (other than a default in payment of principal or interest) or the right to declare a default on account of such act or omission is waived pursuant to the provisions thereof; provided, however, that neither the Company nor any Subsidiary shall be required to make any payment or to take any other action by reason of this Subsection (ii) at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action, if the Company shall have set aside on its books reserves (segregated or classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto;

                (iii) Not violate any provision of its Certificate of Incorporation or By-laws, as amended from time to time, or any material provision of any judgment, writ, decree, order, statute, rule or governmental regulation or approval applicable to the Company or such Subsidiary, or any material provision of any material contract, agreement, indenture, mortgage, lien, lease, sublease or arbitration award to which the Company or such Subsidiary is a party, by which it is bound or to which any of its Property is subject; and

                (iv) Not redeem, retire, purchase or acquire, directly or indirectly through Subsidiaries or otherwise, any shares of any class or series of Stock of the Company except as provided in or contemplated by this Agreement or the Certificate of Incorporation.

        (f) FINANCIAL STATEMENTS AND INFORMATION. Until such time as there has been a closing of an Initial Public Offering, the Company shall furnish to each Stockholder upon request (on a consolidated basis at such times as subsidiaries shall exist):


                (i) ANNUAL BUDGET. Not less than 30 days prior to the commencement of each fiscal year of the Company, a copy of the Annual Budget.

                (ii) MONTHLY FINANCIAL STATEMENTS AND REPORTS. Within 30 days after the end of each calendar month, a balance sheet of the Company as of the end of such quarter, together with related statements of operations and a comparison to the Annual Budget.

                (iii) QUARTERLY FINANCIAL STATEMENTS AND REPORTS. Within 30 days after the end of each fiscal quarter, a balance sheet of the Company as of the end of such quarter, together with related statements of operations, changes in shareholders' equity and cash flows for such quarter and year-to-date, prepared in accordance with generally accepted accounting principles consistently applied (except that such statements need not contain footnotes) and certified by the principal accounting officer or controller, or their equivalent, of the Company, subject to usual year-end audit adjustments.

                (iv) ANNUAL FINANCIAL STATEMENTS AND REPORTS. Within 120 days after the last day of each fiscal year of the Company, a copy of its audit report containing a balance sheet of the Company at the end of the fiscal year, together with related statements of operations, changes in shareholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, all examined by and accompanied by a certificate of opinion of the Company's independent public accountants, and together, if one or more Subsidiaries exist, with consolidating statements, which need not be certified, which set forth the eliminations of intercorporate items. At such times as the statements referred to in paragraphs (iii) and (iv) of this Section 8(f) are furnished, the Company, will also furnish corresponding statements with respect to each Subsidiary, if any, not consolidated in the consolidated statements, and a comparison to the Annual Budget for such period.

                (v) REPORTS OF AUDITORS. Promptly upon receipt thereof, a copy of each report or management letter, if any, submitted to the Company or any of its Subsidiaries by independent public accountants in connection with each annual audit (and any other audit which may be performed) of the books of the Company or any Subsidiary made by such accountants.

                (vi) ADDITIONAL INFORMATION. The Company will also provide prompt notice of (i) any investigation by any federal or state governmental or regulatory agency in connection with which the Company or any Subsidiary or any of their directors or executive officers is identified as an object of such investigation, (ii) any complaint or proceeding instituted against the Company or any Subsidiary or any of their directors or executive officers by any federal or state governmental or regulatory agency and (iii) any other action at law or suit in equity involving a claim or claims against the Company or any Subsidiary or any of their directors or executive officers which, if concluded adversely to the Company or such Subsidiary, could give rise to damages in excess of $100,000 in the aggregate or could otherwise materially adversely affect the business or Property of the Company or of such Subsidiary.

                (vii) CERTIFICATE OF INDEPENDENT PUBLIC ACCOUNTANTS. At such times as the statements referred to in Section 8(f)(iv) are furnished, the Company shall also furnish a certificate of the independent public accountant whose certificate or opinion accompanies such statements stating that nothing has come to his attention which would cause him to believe that any condition, event or fact exists which would constitute or which, with notice or passage of time or both would constitute, a violation which has not previously been disclosed by a prior certificate of the principal financial officer or controller, or their equivalent, of any of the then applicable covenants of the Company contained herein; provided, however, that if any such violation exists, such certificate shall specify the nature and period of existence of such violation; and provided, further, that such certificate may state that tests of the accounting records and other auditing procedures conducted with respect to the Company and its Subsidiaries might, but would not necessarily, reveal that such violations exist or that no violations exist. The Company covenants that, upon obtaining knowledge of any such violation, it will promptly deliver a certificate of its principal financial officer or controller, or their equivalent, specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto.

        (g) DISCUSSION AND INSPECTION RIGHTS. The Company shall permit any Stockholder who, alone or when aggregated with the holdings of its Affiliates, owns not less than 5% of the then existing Stock and any Person designated from time to time by any such Stockholder, at such Stockholder's expense, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's directors, officers, other principal executives and independent accountants, and those of its Subsidiaries, all at such reasonable times and as often as such Stockholder may reasonably request; all books, documents, financial records and vouchers relating to the business and affairs of the Company and its Subsidiaries shall at all reasonable times be open to inspection either by such Stockholder or such accountant or other Person as shall from time to time be designated by such Stockholder, who may make such copies thereof or extracts therefrom as such Stockholder reasonably deems appropriate; and all facilities of the Company and its Subsidiaries shall at all reasonable times be open to inspection by such Stockholder or such Person as shall from time to time be designated by such Stockholder.

        (h) TAX TREATMENT OF DIVIDENDS. So long as any Preferred Stock or Common Stock acquired pursuant to the Reorganization Agreement is outstanding, the Company shall:

                (i) Treat the shares of Preferred Stock and Common Stock as stock and not as Indebtedness, and treat the dividends paid (or accrued) with respect to the shares of Preferred Stock or Common Stock as distributions with respect to stock, and not as interest;

                (ii) Not take any action which could reasonably be expected by it (A) to require or permit the Company to treat the dividends paid with respect to the Preferred Stock or Common Stock as interest for any purpose, (B) to cause the Preferred Stock or Common Stock to be treated as indebtedness for purposes of Section 385 of the Code or any successor provision of the Code and the regulations promulgated thereunder or (C) to cause the dividends received deduction under section 243 of the Code (the "DIVIDENDS RECEIVED DEDUCTION") to cease to be available, in whole or in part, with respect to dividends on the Preferred or Common received by any corporate Stockholder;

                (iii) Without limiting the generality of Section 8(h)(ii), (A) not claim a deduction for dividends paid on the Preferred Stock or Common Stock whether as interest or otherwise, in any federal income tax return, claim for refund of federal income tax or other submission to the Internal Revenue Service and (B) unless required to do so by generally accepted accounting principles, not treat the Preferred Stock or Common Stock other than as equity capital or the dividends paid thereon other than as dividends paid on capital in any report to shareholders or any governmental body having jurisdiction over the Company or otherwise;

                (iv) Not exercise any option or election that may at any time be available under the Code or otherwise to deduct all or part of any dividend paid with respect to the shares of Preferred Stock if so doing would increase the amount of such dividend includible for federal, state or local income tax purposes in the income of any corporate Stockholder of shares of Preferred Stock or Common Stock; and

                (v) At the request of any corporate Stockholder, join with such Stockholder in the submission to the Internal Revenue Service of a request for a ruling that dividends paid on the Preferred Stock will be eligible for the Dividends Received Deduction for federal income tax purposes; in addition, the Company shall cooperate with and support any corporate Stockholder in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination of the Internal Revenue Service that dividends paid on the Preferred Stock are to be treated as Indebtedness for purposes of the Code or are not eligible for the Dividends Received Deduction. The cooperation and support required of the Company by the preceding sentence shall be at the expense of such corporate Stockholder, except that the Company will pay all fees and expenses (whether incurred by it or a corporate Stockholder) in connection with any such submission, litigation, appeal or other proceeding necessitated or caused by a breach by the Company of its covenants contained in this Section 8(h).

        (i) NOTICE OF CLAIMED DEFAULT OR DEFICIENCY. Until such time as there shall have been a closing of an Initial Public Offering, the Company, within ten days after receiving notice of a default or deficiency in excess of $100,000 from, or being served with a complaint in law or in equity by, the holder of any Indebtedness or other Security of the

Company or any Subsidiary, or a party to any agreement to which the Company or any Subsidiary is a party or otherwise bound which calls for payments by or to the Company or such Subsidiary in an aggregate amount in excess of $100,000, with respect to a claimed default or event of default or claimed deficiency thereunder, shall furnish to each Stockholder a written notice specifying the notice given or action taken by such Person, as the case may be, and the nature of the claimed default or event of default or claimed deficiency and what action the Company is taking or proposes to take with respect thereto.

        (j) ATTENDANCE AT BOARD OF DIRECTORS MEETINGS. Until such time as there shall have been a closing of an Initial Public Offering, the Company shall furnish each Stockholder who, alone or when aggregated with the holdings of its Affiliates, owns not less than 5% of the then existing Stock with notice of each meeting of the Board of Directors and of each meeting of the Board of Directors of each Subsidiary at the same time as such notice is given by the Company or such Subsidiary, as the case may be, to the members of the Board of Directors of such Subsidiary, and each such Stockholder or a Person designated by any such Stockholder may attend any such meeting as an observer. Until such time as there shall have been a closing of an Initial Public Offering, the Company shall also furnish each such Stockholder with copies of all actions of the Board of Directors of each Subsidiary taken without a meeting, whether by written consent or otherwise, and of all written communications from the Company or its management to the Board of Directors or from the Company or the management of any Subsidiary to the Board of Directors of such Subsidiary and all written documents distributed at or in connection with any meeting of the Board of Directors of any Subsidiary concurrently with the distribution of such materials to the directors.

        (k) BLUE SKY. If, at any time any Stockholder converts any share of Preferred Stock and the issuance of Conversion Stock upon such conversion may not be lawfully made without the registration or qualification of such Conversion Stock under the securities or blue sky laws of any jurisdiction, the Company shall promptly use its best efforts to effect such registration or qualification and such action shall not count as a registration under Section 6. The Company shall make any and all filings necessary (whether before or after the Effective Date) in connection with the offer, issuance and sale and/or transfer of the Preferred Stock and Common Stock to be purchased pursuant to this Agreement under the securities or blue sky laws of the State of Delaware and any other jurisdiction in which such filing is required by law.

        (l) COMPLIANCE WITH LAWS. The Company shall and shall cause its Subsidiaries to comply in all material respects with all laws of any jurisdiction or rules or regulations of any federal, state or local government or government department, agency, board, commission, bureau or instrumentality which are applicable to the Property, business or operations of the Company and its Subsidiaries.

        (m) FILING OF COMMISSION REPORTS; RULE 144 REQUIREMENTS. If the Company becomes subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Securities and Exchange Commission such information as is specified under either of said Sections for so long as there are holders of Registrable Stock; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Stock upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). After the occurrence of the first underwritten public offering of Common Stock of the Company pursuant to an offering registered under the Securities Act on Form S-1 or Form SB-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its commercially reasonable best efforts to facilitate and expedite transfers of Registrable Stock pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

        (n) TRANSACTIONS WITH AFFILIATES. The Company shall not, nor shall it permit any Subsidiary to, engage in any transaction or otherwise deal with any director, officer or shareholder of the Company or any Subsidiary, or any of their respective Affiliates, except in transactions comparable to those which the majority of disinterested directors determines (such determination to be evidenced by a duly adopted resolution) would be available to the Company on an arm's length basis. For purposes of this paragraph, in addition to any interpretation of the requirements for a "DISINTERESTED DIRECTOR" under Delaware law, reference shall be made to the type of transaction contemplated and the effect or likelihood of similar transactions involving one or more otherwise disinterested directors in the foreseeable future.

        (o) SUBSIDIARIES. Obligations set forth in this Section 8 with respect to Subsidiaries shall be applicable only at such times, if any, that one or more Subsidiaries shall be in existence.

        (p) EXPENDITURES. Until such time as there shall have been a closing of an Initial Public Offering, the Company shall not, and shall not permit any subsidiary to, make or commit to make expenditures other than in the ordinary course of business without the prior approval of the majority of the Board of Directors, evidenced by a duly adopted resolution.

        (q) MAINTENANCE OF CONTRACTS. Until such time as there has been a closing of an Initial Public Offering or the Company shall use commercially reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect the Contracts. The Company shall at all times act in accordance with the terms of the Contracts and shall not breach or fail to fulfill its obligations under the Contracts.

        (r) DISPOSAL OF ASSETS. No Subsidiary of the Company shall sell, transfer, assign or encumber all or substantially all of its assets without the prior approval of a majority vote of the Stockholders, voting as one class.

SECTION 9.  OPTIONS

        (a) Prior to issuing any additional shares of New Stock other than upon conversion of any outstanding shares of Stock into another class or series of Stock in accordance with the Company's Certificate of Incorporation), the Company shall provide written notice to the New Investors and CLE specifying the number and the price per share to be paid for such Stock (the "PROPOSED ISSUANCE"). The New Investors and CLE shall each have the option, exercisable within thirty (30) days after receipt by each of them of such notice, to acquire from the Company an amount of the New Stock equal to the greater of (i) the Protected Number of New Stock for such Stockholder or (ii) an amount of New Stock in an aggregate amount such that after giving effect to such purchase each New Investor and its Permitted Transferees will own the percentage of capital stock set forth on Schedule 9 hereto and CLE and its Permitted Transferees will own twenty percent (20%), respectively, of the then existing capital stock of the Company (calculated on a fully diluted, as converted basis). The per share price to be paid by the New Investors and CLE for such additional Series A Common Stock shall equal the per share price to be paid in connection with the Proposed Issuance. To the extent one or more of the New Investors or CLE elect not to purchase the full amount of New Stock that they are entitled to purchase pursuant to this Section 9 such Stockholder must provide written notice to the other Stockholders entitled to purchase New Stock pursuant to this Section 9 within thirty (30) days after receipt of the Proposed Issuance. Within ten (10) days of receipt of such additional notice, the other Stockholders who have elected to purchase New Stock pursuant to the Proposed Issuance (the "PARTICIPATING STOCKHOLDERS") shall be entitled to purchase more New Stock as set forth in a written notice to the Company by such Participating Stockholders (the total aggregate additional amount of New Stock subscribed for by the Participating Stockholders is hereinafter referred to as the "AGGREGATE ADDITIONAL AMOUNT"); provided, however, that to the extent the Aggregate Additional Amount exceeds the amount of New Stock then available for purchase by the New Investors and CLE ("NEW INVESTORS NEW STOCK") pursuant to this Section 9 each of such Stockholders shall be entitled to purchase up to that number of New Investors New Stock in the same proportion as the ratio, as of such date of (i) the total number of shares of Common Stock outstanding or issuable upon conversion of Convertible Securities or upon exercise of any warrants, vested options or subscription rights then owned by such New Investor or CLE, as the case may be, to (ii) the number of shares of all classes of Common Stock then outstanding or then issuable upon conversion of any Convertible Securities or upon exercise of any warrants, vested options or subscription rights then held by all New Investors or CLE, as the case may be, exercising their right to purchase New Investors New Stock.

        (b) Any New Stock purchased by the New Investors or CLE pursuant to this Section 9, shall have the same economic terms as the New Stock concurrently being issued by the Company, including, without limitation, similar terms for conversion or exercise. The New Investors and CLE acknowledge and agree that each of them shall not have the right to exercise any right of conversion or exercise of any New Stock until such time as a proportionate amount of New Stock held by individuals other than the New Investors and CLE exercise such right.

        (c) Upon the exercise of such option by the New Investors or CLE, a closing of such transaction shall occur on the tenth (10th) business day after such notice has been given by the New Investors or CLE, as the case may be, at the main offices of the Company. At such closing, the New Investors or CLE, as the case may be, shall pay the appropriate price to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery by the Company of certificates representing the appropriate number of shares of Stock.

        (d) Notwithstanding anything herein to the contrary, if the New Investors or CLE fail to exercise any option available within the period provided in Section 9(e), such Person shall have no further rights relating to such Proposed Issuance.

        (e) Each of the Stockholders having a right to purchase New Stock pursuant to this Section 9 may transfer its rights and obligations under this
Section 9 to any transferee of Securities held by such Stockholder so long as the transfer to the transferee is accomplished pursuant to the terms of this Agreement. Upon any transfer in accordance with the preceding sentence, for all purposes under this Section 9 unless expressly indicated to the contrary, the transferee shall be deemed to be a "STOCKHOLDER," but only to the extent that the transferor was included within each such definition. At the time of any transfer in accordance with this Section 9, the transferor shall provide notice to the Company specifying the name and address of the transferee, the effective date of the transfer, the number of Securities so transferred, a statement that such transfer satisfies all of the provisions of this agreement and a statement that rights are being transferred in accordance with this Section 9, provided that the transferee agrees in writing for the benefit of the Company and the other Stockholders to be bound by all provisions of this Section 9 to the same extent as was the transferor prior to such transfer.


SECTION 10. AMENDMENT AND TERMINATION (a) This Agreement may be altered, amended, modified, terminated or extended, in whole or in part, at any time and from time to time, but only by a writing approved and executed by the Company and Stockholders then owning:

                (I) two-thirds of the then issued and outstanding shares of each of (A) the Series A Common Stock (other than the New Investors) and the Preferred Stock voting as a single class (B) the Series B Common Stock and (C) the New Investors; or

                (II) a majority of the then issued and outstanding shares of each of the (A) the Series A Common Stock (other than the New Investors) and the Preferred Stock voting as a single class (B) the Series B Common Stock and (C) the New Investors, if such alteration, amendment, modification or termination is effected in conjunction with a private placement of more than ten percent (10%) of the then existing capital stock of the Company (calculated on a fully diluted, as converted basis) or a Change-in-Control Transaction.

In addition, except for the provisions of Section 6, this Agreement shall automatically terminate upon the first to occur of the following events:

                (i)     the effective date of the Initial Public Offering;

                (ii) the consummation of the sale of substantially all of the assets of the Company or of the consolidation or merger of the Company in which the Company is not the surviving entity;

                (iii) the date on which any one (1) Stockholder acquires all of the Common Stock; or

                (iv) the tenth anniversary of the date hereof; provided, that the term of this Agreement may be extended for an additional 10 year term if such extension is in compliance with Section 218 of the Delaware General Corporation Law.

        (b) Notwithstanding the foregoing subsection (a), the provisions regarding the rights of Stockholders to register Stock set forth in Section 6 hereto shall continue in full force and effect until the earlier to occur of the fifth anniversary date of (i) the date of the effectiveness of the Initial Public Offering and (ii) the date the Company became subject to the reporting requirements of the Exchange Act pursuant to Sections 13(a) or 15(d) of such law.

SECTION 11.  INDEMNIFICATION; CONTRIBUTION

        In each and every circumstance in which the provisions of section 6(e) are inapplicable, the following provisions of this Section shall apply:

        (a) The Company shall, to the fullest extent permitted by law, and in addition to any such rights which any Indemnified Investor (as defined below) may have pursuant to statute, the Certificate of Incorporation, or the By-laws of the Company, or otherwise, indemnify and hold harmless each New Investor (including its respective directors, officers, partners, employees and agents, each an "INDEMNIFIED INVESTOR") and each person (a "Controlling Person" and collectively with Indemnified Investors, the "Indemnified Parties") who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject by reason of their representation on the Board of Directors of the Company by the New Investors Designee; provided, however, that the Company will not be obligated to provide indemnification to the New Investors hereunder to the extent that such loss, claim, damage, expense or liability which gives rise to claim for indemnification hereunder arises from the gross negligence or willful neglect of the New Investors Designee.

        (b) If the indemnification provided for in Section 11(a) above for any reason (other than with respect to a claim for indemnification arising from the act or omission of the New Investor Designee) is held by a court of competent jurisdiction to be unavailable to an Indemnified Investor in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Investor thereunder, shall contribute to the amount paid or payable by such Indemnified Investor as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the New Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The Company and the New Investors agree that it would not be just and equitable if contribution pursuant to this Section 11(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account of the equitable considerations referred to in the immediately preceding paragraph.

        (c)     The indemnification and contribution provided for in this
Section 11 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Investors or any officer, director, employee, agent or Controlling Person of the Indemnified Investors.

        (d) Any Indemnified Investor that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any claim or action against such party in respect of which a claim is to be made against the Company under this Section 11, notify the Company of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the Company will not relieve the Company from any liability that the Company may have to any Indemnified Investor under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. The Indemnified Investor will have the right to retain its own counsel in any such action and all fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Company promptly as they are incurred; provided, however, that the Indemnified Investor shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Indemnified Investor to whom such expenses are advanced is not entitled to be indemnified as a matter of law. The Company shall not settle any action or claim for which indemnification is sought under this Section 11 without the prior written consent of the Indemnified Investor.


SECTION 12.  MISCELLANEOUS PROVISIONS

        (a) BINDING EFFECT. All terms and conditions of this Agreement shall be conclusive and binding on the Stockholders and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns and on the Company and its successors and assigns.

        (b) ADDITIONAL SHARES. The Company shall not issue Stock, or any right convertible into Stock to any officer, director, employee, agent of, or consultant to, the Company unless such securities are subject to the restrictions set forth in this Agreement and such person becomes a party to this Agreement by executing a counterpart of this Agreement on or before the date of receipt of such securities.

        (c) NOTICES. All notices required herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the mail, prepaid, return receipt requested, addressed as follows, to wit:

                        If to the Company at:

                        AMERICHOICE CORPORATION
                        8045 Leesburg Pike
                        Suite 660
                        Vienna, Virginia 22182
                        Attention: Chairman of the Board of Directors

                        with a copy to:

                        King & Spalding
                        120 West 45th Street
                        New York, New York  10036
                        Attention: E. William Bates, II

                        if to the Existing Stockholders:

                        8045 Leesburg Pike
                        Vienna, Virginia 22182

                        with a copy to:

                        King & Spalding
                        120 West 45th Street
                        New York, New York 10036
                        Attention: E. William Bates, II

                        if to the New Investors:

                        TA Associates, Inc.
                        High Street Tower
                        125 High Street
                        Suite 2500
                        Boston, MA 02210
                        Attention: Robert W. Daly
                                   Richard D. Tadler

                        Mellon Bank, N.A., Trustee for
                        First Plaza Group Trust
                        One Mellon Bank Center
                        Pittsburgh, Pennsylvania 15258-0001
                        Attention: Bernadette Rist,
                                   Legal Department

                        with a copy to:

                        Goodwin, Procter & Hoar
                        Exchange Place
                        Boston, MA 02109
                        Attention: Kevin M. Dennis, Esq.

                        and to:

                        General Motors Investment Management
                           Corporation
                        767 Fifth Avenue - 26th Floor
                        New York, NY 10153
                        Attention: Ms. Katie Stokel

                        with a copy to:

                        Robert Cromwell, Esq.
                        General Motors Investment
                           Management Corporation
                        767 Fifth Avenue - 9th Floor
                        New York, NY 10153

if to the Stockholders, addressed to such Stockholders at their addresses as shown on the books of the Company or its transfer agent, or at such other addresses as may, from time to time, be given in accordance with the provisions of this Section.

        (d) Governing Law. This Agreement shall be governed by, and interpreted under, the laws of the State of Delaware.

        (e) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, including the Existing Stockholders' Agreement, relating to the subject matter hereof.

        (f) Headings. The descriptive headings set forth in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) Severability. In the event any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby. Any provisions so held unenforceable or invalid shall be reformed by such court to reflect the construction most nearly approximating the intent of such provision which shall be valid and enforceable, and the parties hereto hereby agree to such provision as reformed.

        (h) Execution of Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute but a single document.

        (i) Waiver. The terms of this Agreement may be waived by a written instrument signed by the party waiving compliance. No delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any such right, power or privilege, or partial exercise thereof, preclude any further exercise thereof on the exercise of any other such right, power or privilege.

        [The remainder of this page is intentionally blank.]

        IN WITNESS WHEREOF, the Stockholders have hereunto set their respective hands, and the Company has caused this Agreement to be executed by its duly authorized officers, all on the day and year first above written.


                        AMERICHOICE CORPORATION


                        By:
                           -----------------------------------
                                      Name:
                                      Title:


                        CLE, INC.


                        By:
                           -----------------------------------
                                  Its President


                                  AW FAMILY LIMITED PARTNERSHIP


                                  By:
                                     -----------------------------------
                                  Its General Partner


                                  TRUST FOR BRYANT A. WELTERS


                                  By:
                                     -----------------------------------
                                  TRUSTEE


                                  TRUST FOR ANDREW V. WELTERS


                                  By:
                                     -----------------------------------
                                  TRUSTEE


                                  EGR FAMILY LIMITED PARTNERSHIP


                                  By:
                                     -----------------------------------
                                  Its General Partner

                                  ANTHONY WELTERS AND BEATRICE WELTERS
                                    as Tenants-   in Common



                                  ----------------------------------
                                  Anthony Welters



                                  ----------------------------------
                                  Beatrice Welters, by Anthony Welters as
                                  Attorney-in-fact


                        --------------------------------------
                                  Edgar Rios


                        --------------------------------------
                                  Jess E. Sweely


                        --------------------------------------
                                  Walter P. Lomax, Jr.


                        --------------------------------------
                                  Andre Duggin



                        TRUST FOR TIFFANY DUGGIN



                        By:
                           ---------------------------------------
                             Edgar G. Rios
                             Trustee



                        TRUST FOR JULIAN V. DUGGIN

                        By:
                           ---------------------------------------
                             Edgar G. Rios
                             Trustee


                        -----------------------------------------
                                  Walter P. Lomax, Jr., as Guardian
                                  under the Uniform Gift to Minors Act
                                  f/b/o Bennett Lomax


                        WALTER THOMAS LOMAX


                        By:
                           ---------------------------------------------
                                  Walter P. Lomax, Jr., Attorney-In-Fact

                        CHARLES LOMAX


                        By:
                           ---------------------------------------------
                                  Walter P. Lomax, Jr., Attorney-In-Fact


                        LAURA GAINES


                        By:
                           ---------------------------------------------
                                  Walter P. Lomax, Jr., Attorney-In-Fact


                        SARA LOMAX REESE


                        By:
                           ---------------------------------------------
                                  Walter P. Lomax, Jr., Attorney-In-Fact


                        MARY CLAIRE LOMAX


                        By:
                           ---------------------------------------------
                                  Walter P. Lomax, Jr., Attorney-In-Fact


                        SWEELY HOLDINGS, L.L.C.


                        By:
                           -----------------------------------
                                  Its Manager



PURCHASERS:

                        ADVENT VII L.P.
                        By:       TA Associates VII L.P., its General Partner
                        By:       TA Associates, Inc., its General Partner



                        ----------------------------------------
                        Title:

                        ADVENT INDUSTRIAL II L.P.
                        By:       TA Associates VI L.P., its General Partner
                        By:       TA Associates, Inc., its General Partner



                        ----------------------------------------
                        Title:


                        ADVENT NEW YORK L.P.
                        By:       TA Associates VI L.P., its General Partner
                        By:       TA Associates, Inc., its General Partner



                        ----------------------------------------
                        Title:


                        ADVENT ATLANTIC AND PACIFIC II L.P.
                        By:       TA Associates AAP II Partners, its General
                                  Partner
                        By:       TA Associates, Inc., its General Partner



                        ----------------------------------------
                        Title:


                        TA VENTURE INVESTORS LIMITED PARTNERSHIP



                        ----------------------------------------
                                  General Partner


                        FIRST PLAZA GROUP TRUST
                        By:       Mellon Bank, N.A., Trustee
                                  (as directed by General Motors Investment
                                  Management Corporation)

                                  ---------------------------------------
                                  Title:


                        CHESTNUT CAPITAL INTERNATIONAL III LIMITED PARTNERSHIP
                        By:       TA Associates VI L.P., its Attorney-in-Fact
                        By:       TA Associates, Inc., its General Partner



                        ----------------------------------------
                        Title:


                        ADVENT VI L.P.
                        By:       TA Associates VII L.P., its General Partner
                        By:       TA Associates, Inc., its General Partner



                        ----------------------------------------
                        Title:

                                   SCHEDULE 9

                              OWNERSHIP PERCENTAGE


                                                               Original           Percentage Ownership
New Investor                                           Number of Shares          of Outstanding Shares
Mellon Bank, N.A.,   Trustee for First Plaza
Group Trust                                                       7,742                          7.500
Advent VII L.P.                                                   4,032                         3.9060
Advent Atlantic and Pacific II L.P.                               1,543                         1.4950
Chestnut Capital International III Limited
Partnership                                                         195                          .1890
Advent New York L.P.                                                504                          .4880
Advent Industrial II L.P.                                           557                           .540
TA Venture Investors Limited Partnership                            104                           .101
Advent VI L.P.                                                      807                           .782